                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


          THIS Agreement and Plan of Merger (the "Agreement") is made as of May 1, 1996 by and among VIVRA RENAL CARE, INC., a Nevada corporation ("VRC" or "Buyer"), VIVRA INCORPORATED, a corporation ("Vivra"), KIDNEY CENTERS OF CHARLESTON, INC., a South Carolina corporation, (the "Company" or "KCC"), GEORGE MALANOS, M.D., JERRY OWENS, M.D. and ARTHUR SMITH, M.D. (collectively, the "Shareholders").

                                 R E C I T A L S

          A. KCC owns and operates facilities (the "Facilities") located at 9305 Medical Plaza Drive in N. Charleston, South Carolina 29406; 2308 Cosgrove at I-26, Charleston, South Carolina 29405; 219 Highway 52 N, Suite J, Moncks Corner, South Carolina 29461; and 109 Burton Avenue, Summerville, South Carolina 29485. KCC provides continuous ambulatory peritoneal dialysis and hemodialysis services, treatments, counselling and instruction at the Facilities, in the home and on an out-patient basis to persons with kidney diseases or conditions (collectively, the "Dialysis Business").

          B. The Shareholders each own the number of common shares, $100 par value per share, of the Company set forth opposite his name on Exhibit A (collectively, all such shares are referred to as the "KCC Shares").

          C. It is the intention of the parties to adopt a plan of reorganization pursuant to the requirements of Section 368(a)(2)(D) of the Internal Revenue Code (the "Code").


          NOW, THEREFORE, it is agreed:

1.   The Merger.
     ----------

     1.1  The Merger.  Upon the terms and subject to the conditions hereof and
          ----------
in accordance with the Nevada General Corporation Law (the "NGCL") and the South Carolina Business Corporation Act (the "SCBCA"), the Company shall be merged with and into VRC and the separate existence of the Company shall thereupon cease, and VRC, as the Surviving Corporation, shall continue to exist under and be governed by the NGCL.

     1.2  Effect of the Merger.  At and after the Effective Time, the effect of
          --------------------
the Merger shall, in all respects, be as provided in the SCBCA and NGCL. From and after the Effective Time, the Surviving Corporation shall be a Nevada corporation whose purpose shall be to engage in such business activities for which corporations may be organized under the NGCL. The total number of shares and the par value of each class of stock which the Surviving Corporation shall be authorized to issue shall be as set forth in the Articles of Incorporation described in Section 1.4 hereof.
             -----------

     1.3   Effective Time; Filing of Certificate of Merger.  The Merger shall be
           -----------------------------------------------
effected by the filing at the time of the Closing (as defined herein) of the Articles of Merger and the Plan of Merger substantially in the form of Exhibit B annexed hereto (the "Articles of Merger") with the Secretary of State of South Carolina in accordance with the provisions of the SCBCA and with the Secretary of State of Nevada in accordance with the provisions of the NGCL. The Merger shall become effective at the close of business on the date of such filings (the "Effective Time"). At the Closing, KCC and VRC shall cause the Articles of Merger and the Plan of Merger to be filed with the Secretary of State of South Carolina as provided in the SCBCA and the Secretary of State of Nevada as provided in the NGCL, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

     1.4  Articles of Incorporation.  At the Effective Time, the Articles of
          -------------------------
Incorporation of VRC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.5  By-Laws.  The By-laws of VRC, as in effect immediately prior to the
          -------
Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.6  Directors and Officers.  The directors and officers of VRC immediately
          ----------------------
prior to the Effective Time shall be the directors and officers of the Surviving Corporation. Each director and officer of the Surviving Corporation shall hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

     1.7  Tax and Accounting Consequences.  It is intended by the parties hereto
          -------------------------------
that the Merger shall (i) constitute a reorganization within the meaning of
Section 368 of the Code, and (ii) qualify for accounting treatment as a pooling of interests.

     1.8   Additional Actions.  If, at any time after the Effective Time, the
           ------------------
Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of either KCC or VRC acquired or to be acquired by reason of, or as a result of, the Merger, or (ii) otherwise to carry out the purposes of this Agreement, each of KCC or VRC and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving corporation are fully authorized in the name of either KCC or VRC to take any and all such action.

2.  Conversion of Shares.
    --------------------

     2.1  Conversion of KCC Shares.  Each of the KCC Shares issued and
          ------------------------
outstanding immediately prior to the Effective Time (other than any shares held in the Company's treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive that certain number of shares of common stock, $.01 par value per share, of Vivra ("Vivra Common Stock") determined as follows: (A) the Aggregate Consideration (as defined below) divided by the Average Closing Price (as defined below) divided by (B) the total number of KCC Shares outstanding.

     For purposes of this Agreement "Average Closing Price" shall mean the average closing price of Vivra Common Stock on the New York Stock Exchange for the twenty (20) consecutive trading days ending on the tenth (10) trading day prior to the Closing Date. Any KCC Share held in the treasury of the Company shall be canceled and no payment shall be made in respect thereof.

     The shares of Vivra Common Stock to be issued to the Shareholders are referred to in this Agreement as the "Vivra Shares." The Vivra Shares shall initially be delivered to the Escrow Holder pursuant to Section 7.2 of this
                                                        -----------
Agreement.

     2.2  Conversion of VRC Common Stock.  Each share of common stock of VRC
          ------------------------------
issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate of VRC evidencing ownership of any such shares shall, following the Merger, evidence ownership of the same number of shares of common stock of the Surviving Corporation.

     2.3  Fractional Shares.  No fraction of a share of Vivra Common Stock will
          -----------------
be issued by virtue of the Merger, but in lieu thereof each holder of KCC Shares who would otherwise be entitled to a fraction of a share of Vivra Common Stock (after aggregating all fractional shares of Vivra Common Stock to be received by such holder) shall receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Closing Price (the "Cash").

     2.4  No Further Transfers.  At the Effective Time, the stock transfer books
          --------------------
of KCC shall be closed and no transfer of KCC Shares shall thereafter be made.

     2.5  No Dissenters' Rights.  The Shareholders have unanimously approved the
          ---------------------
Merger and, consequently, no Shareholder is entitled to dissenters' rights under the SCBCA.

     2.6  Determination of Aggregate Consideration.  (a)  The aggregate
          ----------------------------------------
consideration for the KCC Shares (the "Aggregate Consideration") shall be equal to (i) $18,000,000, plus (ii) an amount (which may be a negative amount) equal to (A) the sum of the accounts receivable (less reserve for doubtful accounts, reserve for disallowances, contractual allowances and administrative allowances), cash and cash equivalents deposits, and the unaccrued portion of prepaid items, such as the Facilities' professional and public liability insurance, personal property taxes, and similar items of the Company less (B) the liabilities of the Company (as reflected on the Final Closing Balance Sheet (as defined herein). Within forty-five (45) days after the Closing, VRC, at its expense, shall hire Pratt-Thomas, Gumb & Co., P.A., and prepare and deliver to the Shareholders a balance sheet for the Company as of the date of the Closing, along with a statement setting forth in reasonable detail the computation of the Aggregate Consideration (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles and procedures; provided, however, that for purposes of the Closing
                           --------  -------
Balance Sheet, (x) accounts receivable which are one hundred twenty (120) days or more past due and accounts receivable - Collection Agency shall not be recorded on the Closing Balance Sheet, (y) the income tax liability resulting from the conversion from a cash to an accrual accounting method shall be recorded as a liability, and (z) and the income tax liability resulting from the conversion of the Company from an S-corporation to a C-corporation such that all income tax liability for the period prior to Closing is recorded as a liability.

          (b) VRC shall promptly provide the Shareholders with access to all information which the Shareholders shall reasonably request to verify the Closing Balance Sheet. The Closing Balance Sheet as delivered to the Shareholders shall be final for purposes of determining the Aggregate Consideration unless VRC is given written notice that the Shareholders dispute the calculation of the Aggregate Consideration (the "Dispute Notice") within ten
(10) business days after the Closing Balance Sheet has been given to the Shareholders. Any Dispute Notice shall set forth in reasonable detail the items in dispute. In the event a Dispute Notice is timely given to VRC, VRC and the Shareholders shall have thirty (30) days to resolve the dispute and if not resolved, the dispute shall be submitted to a "Big Six" accounting firm which, during the five (5) years preceding the date of the Dispute Notice, has not performed services for the Shareholders, the Company, Vivra Incorporated, or any affiliate of any of them, chosen by lot, unless otherwise agreed by the parties in writing (the "Arbitrator"). The Arbitrator shall be instructed to arbitrate such dispute and determine the Aggregate Consideration using the principles and procedures described in Section 2.6(a), within thirty (30) days. Each party
                        --------------
shall pay its own fees and expenses in connection with resolving a Dispute Notice. Buyer and the Shareholders shall each pay half of the fees and expenses of such Arbitrator. The resolution of the dispute by the Arbitrator shall be set forth in writing and shall be conclusive and binding upon and non-appealable by the parties, and the determination of the Aggregate Consideration shall become final upon the date of such resolution and may be entered as a final judgment in any court of proper jurisdiction. The Closing Balance Sheet as (i) delivered by VRC if a Dispute Notice is not properly delivered, (ii) determined by mutual agreement of VRC and the Shareholders or (iii) determined by the written resolution of the Arbitrator shall be the "Final Closing Balance Sheet".

3.  Surrender of Certificates.
    -------------------------

     3.1 At the Closing, each Shareholder shall be required to surrender all of his certificates which immediately prior to the Effective Time represented any of the KCC Shares held of record and owned by him (the "Certificates") shall be required to surrender such Certificates for cancellation to the Escrow Holder (together with stock powers endorsed in blank). Until so surrendered, each Certificate which immediately prior to the Effective Time represented KCC Shares (other than shares held in the treasury) shall upon and after the Effective Time be deemed for all purposes to represent and evidence only the right to receive the Vivra Shares determined in accordance with Section 2.1, and the Cash
                                               -----------
pursuant to Section 2.3.  Within five (5) business days after the receipt of the
            -----------
Certificates, through such reasonable procedures as

Buyer may adopt, Buyer or
any agent appointed by Buyer shall deliver to the Escrow Holder certificates representing the Vivra Shares determined in accordance with Section 2.1, and the
                                                            -----------
Cash pursuant to Section 2.3.  Upon receipt of the certificates representing
                 -----------
the Vivra Shares and the Cash (if any), the Escrow Holder shall deliver the Certificates to VRC.

     3.2 No dividends or other distributions declared or made after the date of this Agreement with respect to the Vivra Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the Vivra Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole Vivra Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole Vivra Shares.

4.   Transfer of Patient Records; Covenants.
     --------------------------------------

     4.1  Transfer of Custody of Patient Records.  The Company and the
          --------------------------------------
Shareholders agree to turn over to VRC on the Closing Date custody of all existing records, files, charts, x-ray files and similar data pertaining to each Patient, as hereinafter defined, and in the Company's and the Shareholders' possession as of the Closing Date (collectively the "Patient Records"). "Patient" shall mean any past or current patient treated at the Facilities and for whom the Company and the Shareholders keep, maintain or have custody of any records, files, charts, x-ray files or any similar data. VRC agrees to accept custody of the Patient Records and to hold, utilize and deliver them pursuant to the instructions of the Patient to whom they pertain. The parties agree to use their best efforts to comply with all laws and regulations with respect to the handling and storage of Patient Records. Buyer shall grant the Shareholders access to any such records which shall be during normal business hours, with prior notice to Buyer or Vivra of the time when such access shall be needed. Shareholders shall be entitled to copy such records, at their expense, as necessary to comply with applicable law or for billing purposes.

     4.2  Noncompetition, Nonsolicitation and Nondisclosure Covenants.
          -----------------------------------------------------------

          4.2.1  Covenants.
                 ---------

               (a)  Noncompetition Covenant.  The Company and the Shareholders
                    -----------------------
each agree that for a period (the "Restricted Period") beginning on the Closing and ending on the fifth (5th) anniversary thereof, it/he nor any of its/his Affiliates (as defined herein) will, either jointly or individually, directly or indirectly, compete with VRC or its affiliates or own, manage, operate, join, control, advise, consult with or participate in the ownership, operation, management or control (other than as a shareholder owning less than 5% of the capital stock of a company whose stock is publicly traded on a national exchange) of any business engaged in the provision of chronic in-patient, out- patient or home hemodialysis, continuous ambulatory peritoneal dialysis, acute care dialysis services, intradialytic parenteral nutrition, nerve conduction testing and bone densitometry services (individually and collectively, a "Competing Business") within a 50 mile radius of each of the Facilities (the "Restricted Area"), nor will it/he advise, assist, consult with, lease or sell real property to (or permit its/his successors or assigns to do so) or aid in the establishment or operation of a Competing Business in the Restricted Area during the Restricted Period.

               (b)  Nonsolicitation Covenant.  The Company and the Shareholders
                    ------------------------
agree that during the Restricted Period, it/he will not, either jointly or individually, directly or indirectly, solicit any employees of Vivra, VRC or the Company for or on behalf of any business similar to the Dialysis Business within the Restricted Area.

               (c)  Company's and Shareholders' Nondisclosure Covenant.  In the
                    --------------------------------------------------
operation and development of VRC's and its affiliates' existing businesses and the planning and development of their proposed businesses, VRC and its affiliates generate information and data which is and will be proprietary and confidential (the "Confidential Information"), the disclosure of which would be extremely detrimental to their business and of great assistance to their competitors. The Confidential Information includes, but is not limited to:

                    (i)  Development.  Data, plans and projections
                         -----------
regarding the location, development and expansion of existing and proposed facilities;

                    (ii)  Marketing.  Market surveys, studies and analyses;
                          ---------

                    (iii)  Services.  Information concerning the identities,
                           --------
locations and qualifications of professionals and other persons presently, or prospectively to be, retained or employed by VRC or any of its affiliates;

                    (iv)  Suppliers, etc.  Information concerning:  the
                          ---------------
identities, locations, prices, costs and other terms of dealings with referral and reimbursement sources, suppliers, providers and supplier and provider organizations and entities; administrative and accounting procedures and policies of the U.S. Department of Health and Human Services and the Health Care Finance Administration, the Medicare Program ("Medicare"), the End Stage Renal Disease Program ("ESRD"), the Medicaid Program ("Medicaid"), comparable state offices and programs, insurers and other third-party payors and information about contractual and other arrangements, and affiliations with any of the foregoing;

                    (v)  Regulatory Matters.  Information concerning
                         ------------------
legislative, administrative, regulatory and zoning requirements, bodies and officials;

                    (vi)  Records.  Medical, patient and personnel records;
                          -------

                    (vii)  Data.  Statistical, financial, cost and accounting
                           ----
data;

                    (viii)  Patients.  Existing and prospective patient lists,
                            --------
names and addresses;

                    (ix)  Manuals.  Administrative, accounting, operations and
                          -------
procedures manuals; and

                    (x)  This Transaction.  All writings, conversations and
                         ----------------
information regarding the transactions
contemplated by this Agreement, including information regarding the Company.

     The Company and the Shareholders each understand and agree that, due to the highly competitive nature of the health care industry and the Dialysis Business, disclosure of any of the Confidential Information would be extremely damaging to VRC and its affiliates. To the extent that any such Confidential Information becomes available to the Company and the Shareholders, the Company and the Shareholders each agree that it/he will not use or divulge such information without the prior written consent of VRC and that it/he holds such information in a fiduciary capacity for the sole benefit of VRC. The Company and the Shareholders each also agree that the Confidential Information includes but is not limited to trade secrets within the meaning of any and all applicable state and federal statutes, rules and regulations, and that if either the Company or the Shareholders breach this covenant, VRC shall have available the remedies provided by all such state and federal statutes, rules and regulations as well as such other remedies as may otherwise be available.  The restrictions set forth in this Section
                                                                   -------
4.2.1(c) shall not apply to any part of the Confidential Information:
- -------
(i) which is or becomes generally available to the public or publicly known other than as a result of disclosure by the Company or the Shareholders; (ii) which becomes available to the Company or the Shareholders on a nonconfidential basis from a source other than VRC or its or affiliates who is not bound by a non-disclosure obligation; or (iii) to the extent it is disclosed by the Company or the Shareholders pursuant to the requirement of a governmental agency or court of competent jurisdiction or as otherwise required under applicable law.

               (d) Buyer's and Vivra's Nondisclosure Covenant.  Prior to the
                   ------------------------------------------
Closing Date, Buyer and Vivra each agree to (i) keep all writings, conversations and information regarding the transactions contemplated by this Agreement strictly confidential and not to disclose them to any third parties, except its officers, attorneys, accountants, and other consultants, and (ii) keep in the strictest confidence all financial and other information and data provided to it by the Company and the Shareholders with respect to the Company, and not to divulge or discuss any such information, or provide copies or extracts thereof to any third parties. Buyer and Vivra agree not to intentionally publish a press release in the Charleston, South Carolina area containing the price for the KCC Shares; provided, however, that it is understood between the parties that Buyer and Vivra will disclose the price for the KCC Shares in publicly available filings with the Securities and Exchange Commission and other regulatory authorities.

          4.2.2  Transferability.  The Company and the Shareholders each agree
                 ---------------
that the covenants contained in Section 4.2.1 (the "Covenants") may be assigned
                                -------------
by VRC to any person, firm or business entity to whom the ownership and operation of the Facilities may be transferred, it being the intention of the parties that the Covenants shall be binding on or inure to the benefit of, as the case may be, any of their successors with the same force and effect as if the Covenants had been made by and with such successors.

          4.2.3  Severability.  It is further understood and agreed that the
                 ------------
scope of the Covenants is reasonable in activities, time and area, and the Covenants are fairly necessary to protect the investment of VRC hereunder. Nevertheless, it is further agreed that the Covenants shall be regarded as severable and shall be operative as to activities, time and area to the extent that they may be made so operative, and if any part of them is declared invalid or unenforceable as to activities, time or area, the validity and enforceability of the remainder shall not be affected.

          4.2.4  Injunction.  It is further understood and agreed that VRC will
                 ----------
suffer irreparable injury for which it may have no adequate remedy at law as a result of the breach of these Covenants, and that VRC shall be entitled to appropriate remedies of specific performance and injunctive relief in the event of such breach.

5.  Representations and Warranties of the Company and the Shareholders.  The
    ------------------------------------------------------------------
Company and each of the Shareholders, jointly and severally, represent and warrant to Buyer and Vivra as of the date hereof, and as of the Closing Date, as follows:

     5.1  Organization and Capitalization.
          -------------------------------

               (a) The Company is, and on the Closing Date will be, a South Carolina corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, and has full power and authority to carry on its Dialysis Business.

               (b) The authorized capital stock of KCC consists of One Thousand (1,000) shares of Common Stock, $100 par value. The Shares constitute all of the shares of KCC (the "KCC Common Stock") issued and outstanding on the date hereof. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or other right of any person. There are no outstanding options, rights, warrants, conversion rights or other agreements or commitments to which any Shareholder or the Company is a party or binding upon any Shareholder or the Company providing for the issuance or transfer by any Shareholder or the Company of any of the capital stock of the Company. Each Shareholder is the sole record and beneficial owner of the Shares set forth opposite his name on Exhibit A, and has good and marketable title to such Shares and the absolute right, power and capacity to sell, assign, transfer and deliver such Shares to Buyer free and clear of any liens, encumbrances, pledges, security interests, restrictive agreements, options, rights of first refusal, transfer restrictions, conditional sales agreements, voting trust arrangements, voting agreements or claims of any nature whatsoever. Each Shareholder is conveying to Buyer good and marketable title to such Shares free of any interest whatsoever of third parties.

     5.2  Authority.  All actions required to be taken by the Company and the
          ---------
Shareholders to authorize and approve the execution, delivery and performance of this Agreement and the other agreements to be delivered at Closing, and the consummation of the transactions described herein have been duly authorized and approved by all necessary action. The Company and the Shareholders have the power and authority (without the consent of any other person) to enter into, deliver, and perform this Agreement and the other agreements to be delivered at Closing. This Agreement, and the other agreements to be delivered at Closing, when executed and delivered by the Company and the Shareholders, will be their valid and binding obligations enforceable against the Company and the Shareholders according to their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws, regulations and authorities from time to time in effect affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding in equity or at law.

     5.3  Financial Statements.
          --------------------

          5.3.1  Statements Delivered.  The Company has delivered or will
                 --------------------
deliver to Buyer the following financial statements:

               (a)  Balance Sheet and Income Statement.  Balance sheets and
                    ----------------------------------
statements of profit and loss for the Company at and for the years ended December 31, 1993, 1994 and 1995 and at and for the four months ended April 30, 1996 (Schedule 5.3.1(a)) (collectively, the "Financials").
      -----------------

               (b)  Treatment Report.  A report for the Company showing
                    ----------------
treatments provided by the Dialysis Business from January 1, 1993 through April 30, 1996 (Schedule 5.3.1(b)) (collectively, the "Treatment Report").
          -----------------

          5.3.2  Representation.  All of the Financials have been prepared on
                 --------------
the accrual basis of accounting according to generally accepted accounting principles consistently applied and fairly present the financial position and results of operations of the Dialysis Business as of the dates and for the periods indicated. The Company is not subject to any liability or obligation (whether absolute, accrued, contingent or otherwise) which is not shown or provided for on the Financials or otherwise described in narrative form on
Schedule 5.3.1(a).  The Treatment Report accurately presents the number of
- -----------------
treatments provided at or by the Facilities on the dates thereof and for the period covered thereby.

     5.4  Assets.  Schedule 5.4 contains a complete and correct list of all
          ------   ------------
material items of personal property used in connection with the Dialysis Business (collectively, the "Personal Property").

          5.4.1  Extent.  The Personal Property constitutes all
                 ------
material items of personal property used in or necessary for the operation of the Dialysis Business as presently operated; and the inventory on the Closing Date will be of quality, quantity and variety customary for facilities of size and utilization and with storage capacity comparable to the Facilities;

          5.4.2  Condition.  There are no material defects or unsafe conditions
                 ---------
with respect to the Assets (as defined below) and the Company and the Shareholders do not know of any facts which would make the Assets unsuitable for the uses for which they are intended. All of the Personal Property is in good operating condition and repair, ordinary wear and tear excepted. The Assets will furnish Buyer with all of the capacity and rights to operate the Dialysis Business in the same manner as presently and historically operated by the Company and the Shareholders.

          5.4.3  Title.  Except as set forth on Schedule 5.4, the Company has
                 -----                          ------------
all right, title and interest in, and good and marketable title to, all of the assets, properties and rights used in the Dialysis Business (collectively, the "Assets") free and clear of any Encumbrance.

     5.5  Effect of Agreement.  The execution and delivery of this Agreement by
          -------------------
the Company and the Shareholders and the consummation of the transactions described herein, do not and will not:

          5.5.1  Articles of Incorporation.  Violate the Company's Articles of
                 -------------------------
Incorporation or Bylaws;

          5.5.2  Breach of Agreements.  Violate, constitute a breach of, cause a
                 --------------------
default under, or permit the termination of any agreement, obligation, or give rise to any liability, penalty, mortgage or deed of trust, security agreement or other lien, charge or encumbrance, to which the Company or any of the Shareholders is a party or to which the Assets are subject or for which the Company, Buyer or Vivra might become liable;

          5.5.3  Acceleration of Indebtedness.  Accelerate or constitute an
                 ----------------------------
event entitling the holder of any indebtedness of the Company to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect thereon; or

          5.5.4  Judgments, etc.  Violate, conflict with or result in the breach
                 ---------------
of any judgment, order, writ, injunction, decree or any rule or regulation of any court, governmental agency or instrumentality affecting the Shareholders, the Company, the Dialysis Business or the Assets.

     5.6  Compliance with Law.  The Dialysis Business has been conducted in
          -------------------
conformity, and the Shareholders and the Company are in compliance, with all federal, state and local laws, regulations or orders, including without limitation, employment, insurance, zoning, occupancy, building, occupational and licensure laws, regulations and orders which affect the Dialysis Business and all laws relating to Medicare and/or Medicaid, including, but not limited to, 42 U.S.C. section 1320(a)-7(a) et seq., 42 U.S.C. section 1320(a)-7(b) et seq., 31 U.S.C. section 3729, and
- -- ---                                  -- ---
any other federal or state provision relating to the filing of false claims or payments for referrals. Neither the Company nor the Shareholders have received any notice asserting a failure to comply with any such law, regulation or order which notice has not prior hereto been fully and completely resolved to the satisfaction of, or abandoned by, the noticing party. Without limitation of
Section 5.6:
- -----------

          5.6.1  Licenses, etc.  The Company holds all rights, permits,
                 --------------
authority, consents, licenses, certificates of need, exemptions, accreditations and the like, including zoning approvals, variances and use or occupancy permits necessary to enable it to (i) conduct the Dialysis Business as heretofore conducted and (ii) obtain reimbursement under the Medicare, Medicaid and ESRD Programs and under all contracts, programs and other arrangements with third-- party payors, insurers or fiscal intermediaries (collectively, the "Licenses").
Schedule 5.6.1 contains a complete and correct list of the Licenses, showing
- --------------
their dates of expiration where applicable. The Licenses are valid and in full force and effect and no violations exist in respect thereof. There are no pending, or, to the knowledge of the Company and the Shareholders, threatened, any investigations or proceedings with respect to the Licenses. The Facilities has an existing Medicare Provider Agreement with the Health Care Finance Administration of the Department of Health and Human Services and is certified for participation in the Medicare, Medicaid and ESRD Programs, all of which licenses, agreements, certifications, contracts and instruments are in full force and effect. No defaults have occurred thereunder, and, to the best knowledge of the Company and the Shareholders, no event has occurred which, with the giving of notice or passage of time or both, would constitute a material default thereunder.

          5.6.2  Hazardous Materials.  Except as disclosed in Schedule 5.6.2,
                 -------------------                          --------------
other than in compliance with all applicable laws, no hazardous or toxic material of any type has ever been generated, treated, produced, stored, transported, released or disposed of on, around or beneath the Facilities (as hereinafter defined). No written notification has been received with respect to the space occupied by the Facilities (the "Premises") and there are no proceedings or inquiries, pending or, to the knowledge of the Company and the Shareholders, threatened, before any court, agency, authority or tribunal, involving, concerning, or affecting the Premises, which an issue is the violation of any federal, state or local law or regulation pertaining to hazardous or toxic materials.

For purposes of this section, the phrase "hazardous or toxic materials" includes substances defined as "hazardous substances," "hazardous materials," "toxic substances," "hazardous waste," "extremely hazardous waste," or "restricted hazardous wastes," under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq.; and comparable provisions of state and local county and city ordinances, or any substances so defined or stated in any of the regulations adopted and publications promulgated pursuant to those laws as they may have been amended from time to time.

          5.6.3  Filing of Reports.  Other than claims or reports pertaining to
                 -----------------
individual patients, the Company will, and the Shareholders shall cause the Company to, timely file all cost reports of every kind whatsoever required by law or by written or oral contract or otherwise to have been filed or made on or prior to the Closing Date with respect to the purchase of services by third-party purchasers, including, but not limited to, Medicare and Medicaid, insurance carriers and other fiscal intermediaries. The Company and the Shareholders have timely filed, in a complete and correct manner, all requisite claims and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs due on or before the date hereof. There are no claims, actions, payment reviews or appeals pending or threatened before any commission, board or agency, including, without limitation, any intermediary or carrier, the Administrator of the Health Care Financing Administration, or the South Carolina Department of Health and Rehabilitative Services or any other state or federal agency with respect to any Medicare or Medicaid claims filed by the Company or the Shareholders on or before the date hereof or program compliance matters, which would adversely affect the Company, the Shareholders, the Assets, the operation or utility thereof, or the consummation of the transactions contemplated hereby. No validation review or program integrity review related to the Shareholders or the Company has been conducted by any commission, board or agency in connection with the Medicare or Medicaid program, and no such reviews are scheduled, pending or, to the Company's or the Shareholders' knowledge, threatened against or affecting either the Shareholders, the Company, any of the Assets or the consummation of the transactions contemplated hereby.

          5.6.4  Occupational Safety.  The Company has complied in all material
                 -------------------
respects with all requirements of the Occupational Safety and Health Act and its state equivalents and regulations promulgated under any such legislation, the consequences of a violation of which could have material adverse effect on the Dialysis Business, the Assets or the Company, and with all orders, judgments and decrees of any tribunal under such legislation that apply to the Dialysis Business, the Assets or the Company.

          5.6.5  Zoning.  The operation and current use of the Premises are
                 ------
permitted under existing zoning and other land use laws and regulations applicable to the Premises, and there are no material plans, studies or efforts of any governmental or nongovernmental authority, association, agency, person or entity which would affect Buyer's or Vivra's proposed use or operation of the Premises.

     5.7  Litigation.
          ----------

          5.7.1  Claims, Actions, etc.  Except as set forth in Schedule 5.7,
                 ---------------------                         ------------
there are no claims, actions, suits, arbitrations, legal or other proceedings pending or, to the best knowledge of the Company and the Shareholders, threatened before any court or governmental or administrative body or agency, or arbitration tribunal, nor are there any outstanding orders, writs, judgments, injunctions or decrees of any court, arbitrator or governmental agency to which the Shareholders or the Company is a party related to the Dialysis Business;

          5.7.2  Governmental Investigation.  Except as shown on Schedule 5.7,
                 --------------------------                      ------------
no investigations for claims against (i) the Company, the Dialysis Business or the Facilities or (ii) to the best knowledge of the Company and the Shareholders, any of the medical staff members or employees of the Facilities, are pending or threatened by any governmental agency or instrumentality; and

          5.7.3  Judgments.  Except as shown on Schedule 5.7, none of the
                 ---------                      ------------
Shareholders or the Company is party to, nor are they the subject of, any judgment, order, writ, injunction, or decree of any court or governmental agency or instrumentality which relates to the Assets, the Company, the Dialysis Business, the condition or operation of the Facilities or the consummation of any of the transactions described in this Agreement.

     5.8  Improper Payments.  None of the Shareholders or the Company or any of
          -----------------
their Affiliates, employees, representatives or agents has, directly or indirectly, within the past four (4) years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person who may be in a position to help or hinder the Dialysis Business or the Company. None of the Shareholders or the Company has filed any reports with any governmental agency which disclose that he/it has participated in any of the foregoing practices or acts giving rise to such practices.

     5.9  Eminent Domain.  There are no pending or, to the best knowledge of the
          --------------
Company and the Shareholders, threatened proceedings in eminent domain or otherwise, affecting any of the Assets or the Facilities.

     5.10  Insurance.  Schedule 5.10 sets forth a complete and correct list and
           ---------   -------------
a brief description of all policies of fire, extended coverage, liability (including, without limitation, medical malpractice and professional liability) and all other kinds of insurance held by the Company or the Shareholders covering the Assets, the Facilities and the Dialysis Business. These policies are and will be maintained, in full force and effect, until the Closing Date.
Schedule 5.10 also contains a list of all claims made on such policies since
- -------------
January 1, 1993. There are no pending or asserted claims against any insurance as to which any insurer has denied liability.

     5.11  Labor Arrangements.  Except as shown on Schedule 5.11, the Company is
           ------------------                      -------------
not a party to, bound by or obligated to contribute to, any collective bargaining agreement or other similar contract with any labor organization, nor is it a member of or affiliated with any organization, group or association as a result of which it is bound as to the terms and conditions of employment or its hiring or termination policies at the Facilities with respect to any of its employees. Except as disclosed in Schedule 5.11, the Company has not
                                   -------------
experienced, and there is not pending or, to the best knowledge of the Company and the Shareholders, threatened, any labor dispute, strike, work stoppage or slowdown or labor disturbance affecting the Facilities, nor has there been any labor union organizing activity at the Facilities within the last three (3) years. There is no unfair labor practice or other charge or complaint pending, or, to the best knowledge of the Company and the Shareholders, threatened against the Company, before any court, the National Labor Relations Board or any other governmental agency.

     5.12  Personnel; Compensation.  Schedule 5.12 is a complete and correct
           -----------------------   -------------
list of the names and addresses of all employees of the Company showing the compensation payable to each and all accrued vacation time, sick leave and holiday time through April 30, 1996. The Company has not increased the compensation payable to any employee since February 20, 1996, without the prior written consent of VRC.

     5.13  Employment Contracts and Employee Benefit Plans.  Schedule 5.13
           -----------------------------------------------   -------------
contains a complete and correct list and description of all employment contracts to which the Company is a party or by which it is bound and of all pension, bonus, profit sharing, retirement, stock option, medical expense, dental expense, hospitalization, life insurance or other death benefit, severance, and other benefit plans, agreements, arrangements or other programs providing remuneration or benefits for employees at the Facilities, including without limitation any employee benefit plan defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not reflected in any plan documents. There have been no material defaults, breaches, omissions or other failings by either of the Company or, to the best knowledge of the Company and the Shareholders, any fiduciary under any of these contracts or programs.

          5.13.1  Employee Benefit Plans.  Without limitation of Section 5.13,
                  ----------------------                         ------------
as to each employee benefit plan, as defined in Section 3(3) of ERISA sponsored by the Company:

               (a)  Compliance.  The Company is in compliance in all material
                    ----------
respects with, and has taken all steps necessary to satisfy the requirements which are prescribed by, any and all statutes, orders or governmental rules or regulations currently in effect.

               (b)  Qualification.  Where applicable, each such plan is
                    -------------
qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and the plan sponsor has received a determination letter as to the continued qualification of each such plan under the Code.

               (c)  Contributions.  The Company has made all contributions to
                    -------------
each such plan required by the terms of the plan or any related collective bargaining agreement as well as, where applicable, all contributions required to be made in order to satisfy the minimum funding standards of Section 302 of ERISA to the extent such standards are applicable.

               (d)  Funding.  With respect to any such plan subject to the
                    -------
minimum funding standards of Section 302 of ERISA, if any, there is no accumulated funding deficiency within the meaning of such Section and there are no unfunded past service liabilities.

               (e)  Prohibited Transactions.  The Company has not engaged in or
                    -----------------------
been a party to any prohibited transaction in connection with which it or the Shareholders or their successors could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

               (f)  Reporting.  The Company has complied with and prior to
                    ---------
Closing will comply with all reporting requirements as to any event which has occurred and any condition which exists which would be deemed a reportable event with respect to such plans within the meaning of Section 404 of ERISA.

               (g)  Pension Benefit Guaranty Corporation.  The Company has not
                    ------------------------------------
incurred, nor will it incur, any financial liability to the Pension Benefit Guaranty Corporation except for premiums due, all of which have been or will be paid.

               (h)  Terminations.  The Company has not terminated any such plan
                    ------------
or any trust related thereto.

     5.14  Brokers.  Neither the Company nor the Shareholders have employed,
           -------
contracted for the services of, or authorized any broker or finder with respect to the negotiations leading up to the execution of this Agreement or the consummation of the transactions contemplated hereby.

     5.15  Liabilities.  Buyer will not be obligated for, nor will the Assets
           -----------
secure or be subject to any liabilities or obligations of the Shareholders of any kind or nature whether absolute, accrued, contingent, known, or unknown otherwise, and whether normally set forth or reflected in a financial statement in connection with, as result of or following the consummation of the transactions contemplated hereby.

     5.16  Material Contracts.  Schedule 5.16 contains a correct and complete
           ------------------   -------------
list of all contracts, agreements, commitments, instruments, leases and arrangements, including all amendments or supplements thereto, to which the Company is a party or by which it is bound, or by which any the Assets or the Dialysis Business is subject or bound which: (a) are material to the Dialysis Business or (b) meet any of the following descriptions: (i) any contracts, agreements or arrangements with insurance companies, managed care plans, hospitals, employers or other third parties pursuant to which health care services are provided to patients; (ii) any contract or agreement not entered into in the normal course of business; (iii) any contract or agreement which involves future payments or receipts in excess of $ 5,000; (iv) any contract or agreement not terminable without penalty or cause on 30 days or less notice; and
(v) any contracts or agreements with physicians or other providers of medical services on its behalf (collectively, the "Material Contracts"). The Company has delivered accurate and complete copies of each Material Contract to Buyer. All Material Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect. Neither the Shareholders, the Company nor, to the best knowledge of the Company and the Shareholders, any other party to any Material Contract is in breach of any provision of, in violation of, or in default under the terms of any Material Contract. Except as indicated on Schedule 5.16, no Material Contract will be
                                  -------------
affected by the transactions contemplated by this Agreement.

     5.17  Pooling of Interests.  Except as contemplated or required under this
           --------------------
Agreement:

               (a) the Company has not been a division or subsidiary of another corporation for the two years preceding the Closing;

               (b) the Company has not held more than 10% of the stock of any other company or of Vivra at the date of initiation of the transactions contemplated by this Agreement;

               (c) the transactions contemplated by this Agreement shall be completed in a single transaction or within one year after the plan is initiated;

               (d) the transactions contemplated by this Agreement shall be substantially voting common stock in exchange for voting common stock;

               (e) the Company has not, in order to consummate this transaction, changed its voting common stock structure during the two years immediately preceding the Closing;

               (f) during the two years preceding the Closing, the Company has not purchased treasury stock to consummate or avoid a business combination transaction;

               (g) the Company has not rearranged the relative ownership shares among its existing voting shareholders as a part of this transaction;

               (h) none of the Vivra Shares shall be restricted as to voting rights as part of this transaction;

               (i) there is no "earnout" contingency as part of this transaction;

               (j) no financial arrangements have been made with the Shareholders which negate the exchange of equity securities (such as loans made against stock issued); and

               (k) to the best knowledge of the Company and the Shareholders, the Company, nor any of its affiliates, officers, or directors has taken any action or failed to take action which action or failure to take action would jeopardize the treatment of Buyer's acquisition of the Company as a "pooling of interests" for accounting purposes.

     5.18  Receipt of Information.  The Shareholders have received:  (i) a copy
           ----------------------
of Vivra's prospectus dated February 9, 1995; (ii) a copy of Vivra's 1994 Annual Report to Stockholders; (iii) a copy of Vivra's Annual Report on Form 10-K for the fiscal year ended November 30, 1994; (iv) a copy of Vivra's Quarterly Reports on Form 10-Q for the quarters ended February 28 and May 31, 1995; (v) a copy of Vivra's Proxy Statement for Vivra's annual meeting held on May 9, 1995;
(vi) a copy of Vivra's Annual Report on Form 10-K for the fiscal year ended November 30, 1995; (vii) a copy of Vivra's Proxy Statement for Vivra's annual meeting to be held on May 2, 1996; and (viii) a copy of Vivra's prospectus on Form S4 dated March 14, 1995 and all prospectus supplements.

     5.19 Accounts Receivable.  Schedule 5.19 sets forth an accurate and
          -------------------   -------------
complete aging of all outstanding accounts and notes receivables of the Company as of April 30, 1996. All outstanding accounts and notes receivable reflected on the Financials are due and valid claims against account debtors for services rendered, and are not subject to any defenses, offsets or counterclaims. All receivables arose in the ordinary course of business. No receivables are subject to any prior assignments, claim, lien or security interest. The Company has no liability for any discounts, refunds or otherwise except as set forth on the Financial Statements.

     5.20  Taxes.  The Company has filed all returns, declarations and reports
           -----
and all information returns and statements (collectively, "Returns") required to
                                                           -------
be filed or sent by or on behalf of it with respect to all foreign, federal, state, county, local and other taxes of every kind, including income, gross receipts, excise, franchise, property, value added, import duties, employment, transfer, payroll, sales and use taxes and any additions to tax and any interest or penalties thereon (collectively, "Taxes") for any period ending on or before
                                     -----
the Closing Date. As of the time of filing, the Returns of the Company accurately and correctly reflected, the income, business, assets, operations, activities and status of the Dialysis Business, the Company and any other information required to be shown thereon. No extension of time in which to file a Return is currently in effect. The Company has timely paid all Taxes required to be paid prior to the date hereof. All Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid to the proper governmental entity or are being withheld by the Company for such payment. All taxes which have not been paid on the date hereof have been properly accrued for on the Financial Statements. Since its incorporation and up to the Closing Date, the Company has been taxable as an "S" corporation under the Code.

          5.21  Bank Accounts.  Schedule 5.21 sets forth the names and locations
                -------------   -------------
of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains an account, deposit, safe deposit box, lock box or line of credit or other loan facility relationship or account of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. Schedule 5.21 sets forth an accurate and
                                   -------------
complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Company ("Investments"). The Company has good and marketable title to all of its Investments.

          5.22  Transactions with Affiliates.  Except as otherwise set forth on
                ----------------------------
Schedule 5.22, neither of the Company, the Shareholders nor any of their
- -------------
Affiliates, directly or indirectly: (a) owns any debt, equity or other interest in any corporation, association or other entity which is a competitor, lessor, lessee, customer or supplier of the Company, (b) has any cause of action or other claim against or owes any amount to, or is owed any amount by, the Company; (c) has any interest in or owns any property or right used in the conduct of the Dialysis Business; (d) is a party to any contract, lease, agreement, arrangement or commitment of which the Company is a party or which is used in the conduct of the Dialysis Business; or (e) received from or furnished to the Company any goods or services. For purposes of this Agreement, the term "Affiliate" means any corporation, partnership, trust or other entity controlled by the Company or the Shareholders, individually or collectively, or any member of any Shareholder's immediate family.

          5.23  Interim Change.  Except as set forth in Schedule 5.23 or in the
                --------------                          -------------
Financials, since March 31, 1996 there has not been:

          (a) any material adverse change in the financial condition, assets, liabilities, personnel or business of the Company or in its relationships with suppliers, patients, lessors, lessees or regulators;

          (b) any damage, destruction or loss of property, whether or not covered by insurance, materially and adversely affecting the Company;

          (c) any increase in the compensation or benefits payable or to become payable by the Company to any of its officers or to employees;

          (d) any extension of credit by the Company other than in the ordinary course of business;

          (e) any redemption, purchase or other acquisition by the Company of any of its shares;

          (f) any sale, transfer or disposal by the Company or purchase, or agreement therefor by the Company of any properties or assets or provision of services except in the ordinary course of business and consistent with past practices;

          (g) any change in treatments provided by the Dialysis Business greater than five percent;

          (h) any declaration or payment of any dividends or other distributions in respect of the capital stock of the Company; or

          (i)  any transaction not in the ordinary course of business.

Except as disclosed on Schedule 5.23, since March 31, 1996 the Company has not
                       -------------
incurred or become subject to, or agreed to incur or become subject to, any liability or obligation, contingent or otherwise, except current liabilities and contractual obligations which are disclosed on Schedule 5.16 or not required to
                                               -------------
be so disclosed in the ordinary course of business.

     5.24  Disclosure by the Company and the Shareholders.  Set forth on
           ----------------------------------------------
Schedule 5.24 is a description of any of the following events:
- -------------

          (a) any disciplinary, peer review or professional review investigation, proceeding or action instituted against the Company or any Shareholder (as applicable) by any licensure board, hospital, medical school, health care facility or entity, professional society or association, third party payor, peer review or professional review committee or body, or governmental agency;

          (b) any investigation or proceeding, whether administrative, civil or criminal, relating to an allegation against the Company or any Shareholder of filing false health care claims, violating anti-kickback laws or engaging in other billing improprieties;

          (c) any allegation, or any investigation or proceeding based on any allegation or proceeding based on any allegation, against the Company or any Shareholder (as applicable) of violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to the practice of medicine; and

          (d) any denial or withdrawal of an application of the Company or any Shareholder (as applicable) in any state for licensure as a physician, for medical staff privileges at any hospital or other health care entity, for board certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration, or for malpractice insurance.

     5.25  No Untrue Representation or Warranty.  No representation or warranty
           ------------------------------------
by the Company and/or the Shareholders in this Agreement, and no statement, schedule or certificate furnished or to be furnished to Buyer or Vivra pursuant to this Agreement, or in connection with the transactions described it, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

6.  Representations and Warranties of Buyer.  Buyer represents and warrants to
    ---------------------------------------
the Company and the Shareholders that:

     6.1  Organization and Good Standing.  Buyer is, and on the Closing Date
          ------------------------------
will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Vivra is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     6.2  Authority.  The execution, delivery and performance of this Agreement
          ---------
and the consummation of the transactions described in it by Vivra and VRC have been duly authorized and approved by VRC's and Vivra's Boards of Directors (either specifically or by appropriate grant of general authority), and by all other necessary corporate action on its part. The persons who have executed this Agreement on behalf of Buyer and Vivra have been duly authorized to do so by all necessary corporate action by Buyer and Vivra, respectively. Each of Buyer and Vivra have the corporate power and authority to enter into, deliver, and perform this Agreement, and this Agreement, when executed and delivered by each of Buyer and Vivra, respectively, will be a valid and binding obligation of Buyer and Vivra, respectively, enforceable against Buyer and Vivra, respectively, according to its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws, regulations and authorities from time to time in effect affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding in equity or at law.

     6.3  Brokers.  Neither Buyer nor Vivra has employed, contracted for the
          -------
services of, or authorized any broker or finder with respect to the negotiations, execution or performance of this Agreement or the consummation of the transactions contemplated hereby.

     6.4  Effect of Agreement.  Neither the execution and delivery of this
          -------------------
Agreement by Buyer or Vivra nor the consummation of the transactions described herein at the Closing will:

          6.4.1  Articles and Bylaws.  Violate Vivra's Certificate of
                 -------------------
Incorporation or Restated Bylaws or VRC's Articles of Incorporation or Bylaws;

          6.4.2  Breach of Agreements.  Violate, constitute a breach of, cause a
                 --------------------
default under, or permit the termination of any agreement, obligation, liability, mortgage or deed of trust, security agreement or other lien, charge or encumbrance, to which Buyer or Vivra is subject or for which Shareholders might become liable;

          6.4.3  Acceleration of Indebtedness.  Accelerate or constitute an
                 ----------------------------
event entitling the holder of any indebtedness of Buyer or Vivra to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect thereon; or

          6.4.4  Judgments, etc.  Violate, conflict with or result in the breach
                 ---------------
of any judgment, order, writ, injunction, decree, or, to the best knowledge of Buyer or Vivra, any rule or regulation of any court, governmental agency or instrumentality affecting Buyer or Vivra.

     6.5  Litigation.  There is no material litigation, governmental
          ----------
investigation or other proceeding pending or, to the best knowledge of Buyer, threatened to which Buyer or Vivra is a party that would adversely affect the ability of Buyer or Vivra to consummate the transactions described in this Agreement.

     6.6  Vivra Stock.  The Vivra Shares have been duly authorized by all
          -----------
necessary corporate action of Vivra and when delivered hereunder will be validly issued, fully paid and nonassessable. Vivra has properly filed all reports required under the 1934 Securities and Exchange Act.

7.  Covenants of the Company and the Shareholders.  The Company and the
    ---------------------------------------------
Shareholders, jointly and severally, covenant and agree that:

     7.1  Conduct of Business Pending the Closing.  From the date of this
          ---------------------------------------
Agreement to the Closing Date, the Company will, and the Shareholders shall cause the Company to:

          7.1.1  Conduct of Dialysis Business; Operation of Facilities.  Conduct
                 -----------------------------------------------------
the Dialysis Business and operate the Facilities as presently conducted and operated and only in the ordinary course of business and will comply in all material respects with all applicable legal and contractual obligations;

          7.1.2  Preservation of Organization.  Use best efforts to preserve the
                 ----------------------------
Dialysis Business and the Facilities intact and to preserve the goodwill of all suppliers, customers, patients, physicians, providers and others with whom Shareholders or the Company have business relationships;

          7.1.3  Maintenance of Premises.  Use best efforts to preserve and
                 -----------------------
maintain the Premises in good condition, ordinary wear and tear excepted, and repair any damage to the Premises;

          7.1.4  Employees.  Take no action which would interfere with Vivra's
                 ---------
or VRC's relations with employees at the Facilities and not increase the compensation payable to any of such employees;

          7.1.5  Liabilities.  Not incur any obligation or liability other than
                 -----------
current liabilities incurred in the ordinary course of business consistent with past practices; and

          7.1.6  Alienation of Assets.  Not sell, transfer, distribute or
                 --------------------
encumber any of the Assets, except for inventory expended or sold in the ordinary course of business.

          7.1.7  Certain Payments.  Not (a) declare or pay any dividend or make
                 ----------------
any other distribution with respect to its securities or redeem or purchase any securities, or (b) perform, pay or otherwise discharge, any obligation or liability except for current liabilities paid in the ordinary course of business consistent with past practices.

          7.1.8  Material Contracts.  Not enter into, amend or terminate any
                 ------------------
Material Contracts.

     7.2  Restrictions on Transfer.  Each Shareholder agrees that he will not
          ------------------------
directly or indirectly sell, assign, transfer, give, pledge, encumber or otherwise dispose of any interest in his Shares, prior to the Closing and will not directly or indirectly sell, assign, transfer, give, pledge, encumber or otherwise dispose of any interest in the Vivra Shares acquired by such Shareholder until an earnings report including at least 30 days of the combined operations of Vivra and the Dialysis Business has been published (the "Combined Earnings Report"). Vivra shall cause the Combined Earnings Report to be published and shall complete any other actions necessary to be taken by it to permit the Vivra Shares to be tradeable under Rule 145(d) of the Securities Act of 1933, as amended, as soon as possible, but no more than 75 days after the Closing. Legal counsel for the Company and the Shareholders (the "Escrow Holder") shall hold the Vivra Shares in escrow until the Combined Earnings Report has been published and thereafter the Escrow Holder shall deliver the Vivra Shares to the Shareholders and upon such delivery, the provisions of this Section 7.2 shall be no longer
                                               -----------
effective. The Escrow Holder shall be entitled to deposit such shares with a court of law in the event of a dispute and VRC shall not seek to have the Escrow Holder disqualified from representing the Shareholders in such dispute. VRC and the Shareholders shall jointly indemnify, defend and hold the Escrow Holder harmless from any and all reasonable expenses and fees, costs, damages and liabilities arising or incurred by reason of it serving as Escrow Holder.

     7.3  Insurance.
          ---------

          7.3.1  Maintenance of Existing Insurance.  The Company shall, and the
                 ---------------------------------
Shareholders shall cause the Company to, maintain in full force and effect to the Closing Date all policies of insurance relating to the Assets and Facilities now in effect and will give all notices and present all respective claims under such policies of insurance in a timely fashion up to the Closing Date.

          7.3.2  Tail Coverage.  Shareholders shall, at Shareholders' expense,
                 -------------
obtain liability insurance coverage for all occurrences prior to the Closing Date and shall list VRC as an additional insured under such policy.

     7.4  Audited Financial Statements.  On and after Closing, the Shareholders
          ----------------------------
shall cooperate with VRC in the preparation of such audited financial statements, prepared at VRC's expense, in respect of the Assets and results of operations of the Dialysis Business prior to Closing as VRC reasonably deems appropriate for VRC's financial and tax reporting purposes.

     7.5  Satisfaction of Conditions Precedent.  The Company and the
          ------------------------------------
Shareholders (as applicable), in addition to specific obligations set forth elsewhere in this Section 7, shall (i) upon satisfaction of the conditions
                  ---------
precedent set forth in Section 10, execute and deliver the documents required to
                       ----------
be delivered by the

Company and the Shareholders (as applicable) pursuant to Section 11 and (ii) use
                                                         ----------
their best efforts to consummate the transaction contemplated by this Agreement and to satisfy or cause to be satisfied all of the conditions precedent set forth in Section 9.
         ---------

     7.6  Supplements.  If any representation, warranty or statement of the
          -----------
Company and/or the Shareholders or any schedule delivered to Buyer or Vivra shall become incorrect, the Company and/or the Shareholders shall promptly deliver to Buyer a supplement in order that said representation, warranty, statement, or schedule, as so supplemented, shall be true and correct, provided, however, that no such supplement or amendment shall be considered in determining the satisfaction of the conditions set forth in Section 9.1 and no such
                                                -----------
supplement or amendment shall affect the Company's and/or the Shareholders' obligations under Section 12.
                  ----------

8.  Covenants of Buyer.  Buyer covenants and agrees that:
    ------------------

     8.1  Maintenance of Records; Access by Shareholders.  Subject to the
          ----------------------------------------------
applicable law of confidentiality and privacy, Buyer shall for a period of 7 years maintain all business records of the Facilities and make such records available for use by the Shareholders as needed. Access to any such records shall be during normal business hours, with prior notice to Buyer or Vivra of the time when such access shall be needed. The Shareholders' employees, representatives and agents shall conduct themselves in such a manner as to not unnecessarily or unreasonably disrupt Buyer's or Vivra's normal business activities.

     8.2  Audited Financial Statements.  On and after the Closing Date (and
          ----------------------------
after Closing), Buyer shall, or shall cause VRC to, cooperate with the Shareholders in the preparation of such audited financial statements in respect of the Assets and the results of operations of the Dialysis Business prior to Closing as the Shareholders reasonably deem appropriate for the Shareholders' financial and tax reporting purposes.

     8.3  Satisfaction of Conditions Precedent.  Buyer shall (i) upon
          ------------------------------------
satisfaction of the conditions precedent set forth in Section 9, execute and
                                                      ---------
deliver, and cause VRC to execute and deliver, the documents required to be delivered by Buyer and/or VRC pursuant to Section 11, use its best efforts to
                                          ----------
consummate the transactions contemplated by this Agreement and to satisfy or cause to be satisfied all of the conditions precedent which are set forth in
Section 10.
- ----------

     8.4  Public Announcement.  VRC agrees to assist the Shareholders in
          -------------------
announcing this transaction to the public in such a way that the Company's goodwill will be preserved and the public's perception of the transaction will be that of a continuation of the Company's business and not a disposition of assets.

9.  Buyer's Conditions Precedent to Closing.  Buyer's obligation to perform
    ---------------------------------------
under this Agreement are subject to the occurrence of or compliance with each of the following conditions, all of which are for the sole benefit of Buyer and may be waived by Buyer:

     9.1  Warranties True and Correct.  Each of the representations and
          ---------------------------
warranties of the Company and/or the Shareholders set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and the covenants, agreements and conditions required by this Agreement to be performed and complied with by the Company and/or the Shareholders by such date shall have been performed and complied with in all material respects.

     9.2  Deliveries.  The Company and/or the Shareholders shall have executed
          ----------
and delivered all of the documents required to be delivered by the Company and/or the Shareholders (as applicable) pursuant to Section 11.
                                                    ----------

     9.3  Approval.  The form and substance of all certificates, instruments,
          --------
opinions and other documents delivered to Buyer or Vivra pursuant to this Agreement shall be reasonably satisfactory to VRC and its counsel.

     9.4  Litigation.  No litigation or governmental investigation, proposed or
          ----------
pending, shall have been commenced or threatened by persons other than Buyer, Vivra or their affiliates with regard to the transactions described in this Agreement, which if successful, would have a material adverse effect on the operations or financial condition of the Dialysis Business, the Facilities or the Assets or any party's ability to consummate the transactions contemplated by this Agreement.

     9.5  Condition of Assets.  The Dialysis Business, the Assets and the
          -------------------
Facilities shall not have been adversely affected in any material way by any act of God, fire, flood, accident, labor disturbance, legislation (proposed or enacted) or other event or condition.

     9.6  Registration of Vivra Shares.  The registration statement covering the
          ----------------------------
Vivra Shares shall have remained effective and shall not be the subject of any stop order or proceeding seeking a stop order and the Vivra Shares shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

     9.7  Consents.  All consents by third parties that are required for the
          --------
transfer of the Shares or are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which the Company and/or the Shareholders are a party or to which any portion of their property is subject, shall have been obtained or provided for and shall remain in effect.

     9.8  Due Diligence.  VRC shall have investigated the ownership, conditions
          -------------
and nature of the business conducted by the Company and its financial condition and results of operations in a due diligence investigation, the results of which are satisfactory to VRC in its sole but good faith discretion.

10.  Company's and Shareholders' Conditions Precedent to Closing.  The Company's
     -----------------------------------------------------------
and/or the Shareholders' obligation to perform under this Agreement are subject to the occurrence of or compliance with each of the following conditions, all of which are for the sole benefit of the Shareholders and may be waived by the
Shareholders:

     10.1  Warranties True and Correct.  Each of the representations and
           ---------------------------
warranties of Buyer set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and the covenants, agreements, and conditions required by this Agreement to be performed and complied with by Buyer and Vivra by such dates shall have been performed and complied with in all material respects.

     10.2  Deliveries.  Vivra and VRC shall have executed and delivered all of
           ----------
the documents required to be delivered by Vivra and VRC pursuant to Section 11.
                                                                    ----------

     10.3  Approval.  The form and substance of all certificates, instruments,
           --------
opinions and other documents delivered to the Company and/or the Shareholders pursuant to this Agreement shall be satisfactory in all reasonable respects to the Company, the Shareholders and their counsel.

     10.4  Litigation.  No litigation or governmental investigation, proposed or
           ----------
pending, shall have been commenced or threatened by persons other than the Company, the Shareholders or their affiliates with regard to the transactions described in this Agreement which, if successful, would have a material adverse effect on any party's ability to consummate the transactions contemplated by this Agreement.

     10.5  Registration of Vivra Shares.  The registration statement covering
           ----------------------------
the Vivra Shares shall have remained effective and shall not be the subject of any stop order or proceeding seeking a stop order and the Vivra Shares shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

11.  Closing.  The Closing of the transactions hereunder shall be effected as
     -------
set forth in Section 11.
             ----------

     11.1  Closing.  The closing of the Merger (the "Closing") shall occur on
           -------
May 1, 1996 or on such other date as the parties may agree (the "Closing Date") at the offices of McDermott, Will & Emery, Chicago, Illinois.

     11.2  Deliveries.  On the Closing Date, deliveries shall be made by the
           ----------
Company and/or the Shareholders (as applicable) as set forth in Section 11.2.1
                                                                --------------
and by Buyer and/or Vivra (as applicable) as set forth in Section 11.2.2.
                                                          --------------

          11.2.1  Deliveries by the Company and/or the Shareholders.  The
                  -------------------------------------------------
Company and/or the Shareholders shall deliver to Buyer (except, in the case of subSection (a), to the Escrow Holder) the following documents and instruments, in form and substance reasonably satisfactory to Buyer and its counsel, against delivery by Buyer and/or Vivra of the items specified in Section 11.2.2:
                                                         --------------

               (a)  Certificates.  Certificates duly endorsed for transfer;
                    ------------

               (b)  Good Standing.  A Certificate of good standing of the
                    -------------
Company as of a recent date from the Secretary of State of South Carolina;

               (c)  Corporate Documents.  The minute books, by-laws and stock
                    -------------------
records of the Company, certified by the Secretary of the Company;

               (d)  Investment Letter.  A letter substantially in the form
                    -----------------
attached hereto as Exhibit C, executed by each of the Shareholders.
                   ---------

               (e)  Certificate.  Certificates (the "Certificate") signed by
                    -----------
each of the Company and the Shareholders, dated the Closing Date, to the effect that each of the representations and warranties made by the Company and the Shareholders in this Agreement are true and correct at and as of the Closing Date and that each of the covenants, conditions and agreements to be performed or complied with by the Company and/or the Shareholders by such date have been so performed or complied with in all material respects, and that, to the best knowledge of such signatory, there is no fact or condition which would cause the Company and/or the Shareholders to be in breach of any of the covenants or representations and warranties hereunder as of the Closing Date. The execution and delivery of the Certificate by the Company and the Shareholders shall not limit their liability and obligations following the Closing Date;

               (f)  Articles of Merger.  Articles of Merger executed by the
                    ------------------
Company;

               (g)  Tail Insurance.  Evidence that the insurance required by
                    --------------
Section 7.4.2 of this Agreement has been obtained; and
- -------------

               (h)  Other.  At the Closing, the Company and the Shareholders
                    -----
shall take such other steps as may be necessary or appropriate to place VRC in actual possession and operating control of the Dialysis Business and the Assets.

           11.2.2  Deliveries by Buyer and/or Vivra.  Buyer and/or Vivra (as
                  --------------------------------
applicable) shall deliver to the Company and/or the Shareholders (except in the case of subSection (a), to the Escrow Holder) the following items against delivery by the Company and/or the Shareholders of the items specified in
Section 11.2.1:
- --------------

               (a)  Vivra Shares.  Certificates evidencing the Vivra Shares to
                    ------------
be issued to each Shareholder;

               (b)  Resolutions.  Copies of resolutions of the Board of
                    -----------
Directors of Vivra and VRC, duly certified by its Secretary in form reasonably satisfactory to counsel for Shareholders, authorizing and approving the execution, delivery and performance of this Agreement by Vivra and VRC and all actions to be taken by Vivra and VRC hereunder;

               (c)  Buyer's Certificate.  A certificate ("Buyer's Certificate")
                    -------------------
signed by an authorized officer of Buyer, dated the Closing Date to the effect that each of the representations and warranties made by the Buyer in this Agreement are true and correct at and as of the Closing Date and that each of the covenants, conditions and agreements to be performed or complied with by Buyer and/or Vivra by such date have been so performed or complied with by Buyer and/or Vivra by such date in all material respects, and that, to the best knowledge of such signatory, there is no fact or condition which would cause Buyer to be in breach of any of its representations and warranties hereunder as of the Closing Date. The execution and delivery of the Buyer's Certificate by Buyer shall not serve to limit any of Buyer's liabilities and obligations following the Closing Date; and

              (d)  Articles of Merger.  Articles of Merger executed by VRC.
                    ------------------

     11.3  Closing Agreements.  At the Closing, the parties shall execute,
           ------------------
acknowledge and deliver the following:

          11.3.1  Medical Director Contract.  A Medical Director
                  -------------------------
Contract between VRC and Shareholders with a term of no less than ten (10) years, substantially in the form attached hereto as Exhibit D.

     11.4  Termination.  This Agreement may be terminated at any time prior to
           -----------
the Closing:

          11.4.1  by mutual consent of the Shareholders and Buyer;

          11.4.2 by either the Shareholders or Buyer if there has been a material misrepresentation or material breach of warranty on the part of the other party in the representations and warranties set forth in this Agreement, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby; or

          11.4.3 by either Buyer or the Shareholders if the Closing has not occurred by June 30, 1996.

          Termination of this Agreement shall not serve to relieve any party of any responsibility or obligation for any breach of this Agreement occurring prior to such termination.

12.  Indemnification.
     ---------------

     12.1  Indemnification.    No claim for indemnification may be brought
           ---------------
hereunder until the Claims (as hereinafter defined) exceed $40,000; provided however that once such threshold is met, the entire amount of Claims shall be recoverable subject to the provisions of this Section. No claims for indemnification hereunder shall be brought after the first anniversary of the Closing Date. The parties shall seek recovery under all insurance policies covering any Claim to the same extent as they would if such Claim was not subject to indemnification hereunder. In the event that an insurance recovery is made by an indemnitee, then a refund equal to the aggregate amount of the recovery (net all collection expenses and any resulting increase in premium) shall be made promptly to the indemnitor.

          12.1.1  By the Company and the Shareholders.  The Company
                  -----------------------------------
and the Shareholders, jointly and severally, shall, on demand, indemnify, defend and hold Buyer and Vivra and their employees, agents, representatives, successors and assigns, harmless from, against and in respect of any and all claims, losses, costs, expenses, liabilities and damages, including interest, penalties and reasonable attorneys' fees and costs (collectively, "Claims"), that any of them shall incur or suffer in connection with (i) the claims of any third party, including but not limited to the Company's employees, against any of them for alleged obligations or liabilities of the Company and/or the Shareholders arising out of the Company's operation of the Dialysis Business prior to the Closing Date; or (ii) the breach by the Company or the Shareholders of any covenant or agreement or the inaccuracy of any representation or warranty made by the Company and/or the Shareholders herein.

          12.1.2  By Buyer.  VRC shall, on demand, indemnify, defend and hold
                  --------
the Shareholders and their successors and assigns harmless from, against and in respect of any Claims, that any of them shall incur or suffer in connection with
(i) the Claims of any third party for alleged liabilities or obligations of the Shareholders arising out of VRC's operation of the Dialysis Business after the Closing Date; or (ii) the breach by VRC of any covenant or agreement or the inaccuracy of any representation or warranty made by VRC herein.

     12.2  No Limitation.  The indemnities in Sections 12.1.1 and 12.1.2 shall
           -------------                      ---------------     ------
not foreclose any other rights or remedies the parties may have to enforce the provisions of this Agreement.

     12.3  Notice and Right to Defend.  If any Claim arises after the Closing
           --------------------------
Date for which Buyer, on one hand, or the Company and the Shareholders, on the other hand, may be liable under Section 12.1.1 or 12.1.2, the indemnitee shall
                                --------------    ------
notify the indemnitor within a reasonable time after the indemnitee receives written notice of any Claim, and shall give the indemnitor a reasonable opportunity to settle or defend any such Claim; provided, however, that the indemnitee's failure to give such notice or opportunity shall not impair or otherwise affect the indemnitor's obligation to indemnify against such Claim except to the extent that the indemnitor demonstrates actual damage caused by such failure; and, provided further, that the indemnitee may commence to settle or defend the Claim as circumstances warrant, but any settlement shall require the prior written consent of the indemnitor. The expenses of all proceedings, contests or lawsuits with respect to Claims shall be borne by the indemnitor. If an indemnitor wishes to assume the defense of a Claim, it shall give written notice to the indemnitee within ten (10) days after notice from the indemnitee of such Claim, and the indemnitor shall thereafter defend the Claim, employing counsel reasonably satisfactory to the indemnitee, provided that the indemnitee may participate in the defense at its own expense.

     If the indemnitor does not assume the defense of, or if after so assuming it fails to defend, any such claim, the indemnitee may defend it in such manner as it may reasonably deem appropriate, and the indemnitee may settle such Claim on such terms as it may reasonably deem appropriate so long as such settlement only requires the payment of cash. The indemnitor shall promptly reimburse the indemnitee for all reasonable expenses, legal and otherwise, as incurred by the indemnitee in connection with the defense, appeal and settlement of such Claim. If no settlement of such a Claim is made, the indemnitor shall satisfy any judgment rendered with respect to it before the indemnitee is required to do so.

     If a judgment is rendered against the indemnitee on any Claim, or any lien attaches to any of the assets of any indemnitee, the indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the indemnitor shall forthwith pay such judgment or discharge such lien before any indemnitee is compelled to do so.

13.  Miscellaneous.
     -------------

     13.1  Notices.  Any notice provided for in this Agreement and any other
           -------
notice, demand or communication required or permitted to be given hereunder or which any party may wish to send to another ("Notice" or "Notices") shall be in writing and shall be deemed to have been properly given if served by (i) personal delivery or (ii) registered or certified U.S. mail, or by comparable private carrier, First Class, return receipt requested in a sealed envelope, postage or other charges prepaid, or (iii) telegram, telecopy, facsimile, telex or other similar form of communication, if followed by other physical delivery in writing, addressed to the party for whom the Notice is intended as follows:

     If to Buyer or Vivra:

          Mr. David P. Barry
          Vice President
          Vivra Incorporated
          2 Mareblu
          P.O. Box 31059
          Laguna Hills, CA 92654
          FAX:  (714) 831-6538

     with a copy to:

          Chuck Ott, Esq.
          Vivra General Counsel
          400 Primrose, #200
          Burlingame, CA  94010
          Fax: (415) 375-7550

     If to Shareholders:

          George Malanos, M.D.
          69 East Bay Street
          Charleston, South Carolina 29401

          Arthur Smith, M.D.
          1862 Peaceful Way
          Mount Pleasant, South Carolina 29464

          C. Jerry Owens, M.D.
          2162 Wappoo Hall Road
          Charleston, South Carolina 29412

     with a copy to:

          Mr. Carl F. Muller, Esq.
          Wyche, Burgess, Freeman & Parham
          44 East Camperdown Way; P.O. Box 728
          Greenville, South Carolina 29602-0728

or such other address as any person may request by notice given as aforesaid.

          13.1.1  Change of Address.  Any party to this Agreement may change its
                  -----------------
address for Notice from time to time by notice given in accordance with the foregoing provisions.

          13.1.2  Effective Time.  All notice given pursuant to this paragraph
                  --------------
shall be deemed given and effective when received if personally delivered or sent by telegram, telecopy, telex or similar form of communication or, if mailed on the date shown on the return receipt or if a receipt has not then been received, five (5) days after mailing.

     13.2  Payment of Expenses.  The Company and the Shareholders, on the one
           -------------------
hand, and Buyer and Vivra, on the other hand, shall pay their own expenses, including without limitation, the disbursements and fees of all their respective attorneys, accountants, advisors, agents and other representatives, incidental to the preparation and carrying out of this Agreement, whether or not the transactions contemplated hereby are consummated.

     13.3  Sales Tax.  The Shareholders shall pay any and all sales or use taxes
           ---------
arising as a result of the transactions hereunder.

     13.2  Schedules.  The Company and the Shareholders agree to provide at
           ---------
Closing such materials, documents, and information as may be necessary to update the information contained in any Schedule attached to this Agreement.

     13.3  Termination.  If the transactions contemplated hereby are not
           -----------
consummated, Buyer will return, and will cause Vivra to return, to the Company and the Shareholders, and the Company and the Shareholders will return to Buyer, upon request, the respective materials, information, documents, instruments and records supplied by the other party in respect to such party's business operations and shall keep confidential all information which that party has gathered with respect to the business of the other.

     13.4  Risk of Loss.  Risk of loss or damage by fire or other casualty to
           ------------
the Assets or their taking by eminent domain before Closing is assumed by the Company and the Shareholders. In the event of a material loss, damage to or taking of the Facilities, Buyer shall have the option of either (i) terminating this Agreement or (ii) continuing this Agreement, in which event the Shareholders and the Company shall assign to Buyer all of their rights against third persons and under any applicable insurance policy and any condemnation awards and pay over to Buyer any sums received as a result of such loss, damage or taking.

     13.5  Waiver.  The failure of any party to insist, in any one or more
           ------
instances, on performances of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant (or condition, but the obligations of the parties with respect thereto shall continue in full force and effect.

     13.6  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.7  Entire Agreement.  This Agreement (including the Schedules hereto)
           ----------------
and all other agreements and documents executed in connection herewith constitute the entire agreement between the parties hereto with respect to the subject hereof and supersede all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by the parties.

      13.8  Successors and Assigns.  All the terms and provisions of this
           ----------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. VRC may assign any of its rights or obligations under this Agreement to any of its wholly owned subsidiaries without the consent of any Shareholder; provided such subsidiary has a net worth of $20 million or greater. The Shareholders may not assign any of their rights or obligations under this Agreement without the prior written consent of VRC.

     13.9  Further Assurances.  Both before and after the Closing Date, the
           ------------------
parties will exercise good faith with the others and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

     13.10  Survival of Representations and Warranties.  Subject to Section 12,
            ------------------------------------------              ----------
all of the representations, warranties, covenants and agreements contained in this Agreement and in any certificate delivered pursuant hereto shall survive the Closing and shall continue to be fully effective and enforceable.

     13.11  Interpretation.  Unless the context requires otherwise, all words
            --------------
used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders.

     13.12  Severability.  If any provision, clause or part of this Agreement,
            ------------
or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

     13.13  Release.  Shareholders hereby irrevocably and unconditionally
            -------
release and discharge the Company and its officers, directors, successors and assigns (the "Released Parties") from any and all actions, claims, causes of action, suits, charges, complaints, contracts, agreements, liabilities or obligations of any kind whatsoever in law or in equity, which the Shareholders or their affiliates, heirs, executors, successors and assigns, can, shall or may have against the Released Parties.

     13.14  Governing Law.  This Agreement is to be governed by, and interpreted
            -------------
under, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

                                   VIVRA INCORPORATED, a Delaware corporation


                                   By: ______________________________________
                                        David P. Barry,
                                        Vice President


                                   VIVRA RENAL CARE, INC., a Nevada corporation


                                   By: ______________________________________
                                        David P. Barry,
                                        President

                                   KIDNEY CENTERS OF CHARLESTON, INC., a South
                                   Carolina corporation


                                   By: ______________________________________
                                        George Malanos, M.D.,
                                        President


                                   Shareholders:



                                   ______________________________________
                                         GEORGE MALANOS, M.D.



                                   ______________________________________
                                           JERRY OWENS, M.D.



                                   ______________________________________
                                          ARTHUR SMITH, M.D.